                                                                  Exhibit 4(mmm)
                       FIXED RATE GLOBAL MEDIUM-TERM NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSI-TORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                               PRINCIPAL AMOUNT
No. FX        CUSIP No. ______________
                                         $_________________________


                           MERRILL LYNCH & CO., INC.
                               MEDIUM-TERM NOTE,
                                    SERIES B
                                  (Fixed Rate)

ORIGINAL ISSUE DATE:      INTEREST RATE:  STATED MATURITY:


INTEREST PAYMENT DATES:
(May 15 and November 15, unless otherwise specified)

INITIAL REDEMPTION        INITIAL REDEMPTION               ANNUAL REDEMPTION
DATE:                     PERCENTAGE:                      PERCENTAGE REDUCTION:


OPTIONAL REPAYMENT DATE(S):

DENOMINATIONS:                                             ADDENDUM ATTACHED:
(Integral multiples of $1,000, unless otherwise specified)  /X/  Yes
                                                            / /  No


OTHER PROVISIONS:

          MERRILL LYNCH & CO., INC., a Delaware corporation ("Issuer" or the "Company," which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of
                                                                         DOLLARS
on the Stated Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity), and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment. Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

     The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity or any Redemption Date or Optional Repayment Date (as defined below) (the date of each such Stated Maturity, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture being referred to hereinafter as a "Maturity" with respect to principal payable on such date);

provided, however, that if the Original Issue Date is between a Regular Record
- --------  -------
Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date. Unless otherwise specified above, the "Regular Record Date" shall be the date 15 calendar days (whether or not a Business Day) prior to the applicable Interest Payment Date. Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, to, but excluding such Interest Payment Date. If the Maturity or an Interest Payment Date falls on a day which is not a Business Day, the payment due on such Maturity or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity or Interest Payment Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Maturity or Interest Payment Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

     Payment of the principal of and interest on this Note will be made at the Office or Agency of the Company maintained by the Company for such purpose in the Borough of

Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     Unless the certificate of authentication hereon has been executed by or on behalf of The Chase Manhattan Bank (National Association), the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Company designated as its Medium-Term Notes, Series B (the "Notes"). The Securities are issued and to be issued under an indenture (the "Indenture") dated as of October 1, 1993, between the Company and The Chase Manhattan Bank (National Association) (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture.

     The Notes are issuable only in registered form without coupons in denominations, unless otherwise specified above, of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If
(x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

     This Note is not subject to any sinking fund.

     This Note may be subject to repayment at the option of the Holder prior to its Stated Maturity on any Holder's Optional Repayment Date(s), if any, indicated above. If no Optional Repayment Dates are set forth above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity. On any Optional Repayment Date this Note shall be repayable in whole or in part in an amount equal to $1,000 or any integral multiple thereof (provided that any remaining principal amount shall be an authorized denomination) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee at its office at 4 Chase MetroTech Center, Brooklyn, New York 11245,
Attention: Corporate Trust Administration, or such address which the Company shall from time to time notify the Holder hereof ("Corporate Trust Office"), not more than 60 nor less than 30 days prior to an Optional Repayment Date. This Note must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of payment of this Note in part only, a new Note for the unpaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     This Note may be redeemed at the option of the Company prior to its Stated Maturity on any date on and after the Initial Redemption Date, if any, specified above (the "Redemption Date"). If no Initial Redemption Date is set forth above, this Note may not be redeemed at the option of the Company prior to the Stated Maturity. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount shall be an authorized denomination) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     If this Note is redeemable at the option of the Company prior to its Stated Maturity, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     Interest payments on this Note shall include interest accrued from, and including, the Original Issue Date indicated above, or the most recent date to which interest has been paid or duly provided for, to, but excluding, the related Interest Payment Date or Maturity, as the case may be, at the rate per annum stated on the face hereof until the principal amount hereof is paid or made available for payment. Unless otherwise specified above, interest will be computed on the basis of a 360-day year of twelve 30-day months for the period specified hereunder.

     Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

     If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.


Dated: ______________


                              MERRILL LYNCH & CO., INC.


                              By: ___________________________
                                     Theresa Lang
                                      Treasurer
[FACSIMILE OF SEAL]
                              Attest:

                              By: ___________________________
                                   Gregory T. Russo
                                     Secretary


CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the
series designated therein referred to
in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK
    (National Association)
        as Trustee


By:  ___________________________________
       Authorized Officer

                           OPTION TO ELECT REPAYMENT

          The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

        (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed. This Note notice must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in an amount equal to $1,000 or an integral multiple thereof, provided that any remaining principal amount is equal to an authorized denomination) which the Holder elects to have repaid and specify the denomination or denominations (which shall be in an amount equal to an authorized denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).


$______________________         ----------------------------------------------
                                NOTICE:  The signature on this Option to Elect
Date ______________________     Repayment must correspond with the name as
                                written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

                            ASSIGNMENT/TRANSFER FORM
                            ------------------------


     FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto
(insert Taxpayer Identification No.)------------------------------------
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)
- ------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ------------------------------------ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


Dated: ______________           ----------------------------------
                                NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B


                ADDENDUM FOR JAPANESE YEN SWAP RATE LINKED NOTES


PRINCIPAL REDEMPTION AMOUNT

     The principal of the attached Note repayable on the Stated Maturity date specified on the attached Note (the "Principal Redemption Amount") shall be determined on the Principal Redemption Amount Determination Date (as defined herein) by Merrill Lynch Capital Services, Inc. (the "Calculation Agent"), and shall equal the greater of:

(a) principal amount x 95% and (b) principal amount x (95% + [42 x (3% - 3 Year Yen Offer Side Swap Rate)]).

     "3 Year Yen Offer Side Swap Rate" shall mean:

     (i) The offer-side rate which appears on Telerate Page 42283, "YEN SWAP INDICES - FIXED VS. 6 M LIBOR", corresponding to the row entitled "THREE YEAR", which appears as of 11:00 a.m., London time, on the Principal Redemption Amount Determination Date. "Telerate Page 42283" means the display designated as page 42283 on the Dow Jones Telerate Service (or such page as may replace page 42283 on that service).

     (ii) If the 3 Year Yen Offer Side Swap Rate as described in clause (i) is not available on the Principal Redemption Amount Determination Date, the 3 Year Yen Offer Side Swap Rate shall be calculated by the Calculation Agent and shall be the arithmetic mean of the offer-side fixed rates for a Japanese Yen denominated interest rate swap transaction with a three year maturity in which a fixed rate is exchanged for a floating rate equal to LIBOR for a period of six months as of approximately 11:00 a.m., London time, on such Principal Redemption Amount Determination Date of seven leading market-makers, or if seven are not quoting, six leading market-makers, or if six are not quoting, five leading market-makers, after, in any such case, eliminating the highest and lowest of such quotes (or, in the event of equality of the highest and/or lowest quotes, after eliminating one of such highest and/or lowest quotes, as the case may be) in London or Tokyo in such interest rate swap transactions selected by the Calculation Agent for an amount customary for such transactions. If fewer than five market-makers are quoting as described in this clause, then the 3 Year Yen Offer Side Swap Rate shall equal the arithmetic mean of the offer rates obtained and neither the highest nor the lowest of such quotations will be eliminated. If only one market-maker is quoting as described in this clause, then the 3 Year Yen Offer Side Swap Rate shall equal such quote.

     "Principal Redemption Amount Determination Date" shall mean the second Calculation Business Day immediately preceding the Stated Maturity date specified on the attached Note.

     "Calculation Business Day" shall mean any day other than a Saturday or Sunday or any other day on which banks in The City of New York, London or Tokyo are generally authorized or obligated by law or executive order to close.

     All other capitalized terms used but not defined herein shall have the meanings assigned to such terms in the attached Note.